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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 13, 1998, except with respect to Note 10, for which the date is June 19, 1998 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-52109) and related Prospectus of Natrol, Inc. for the registration of 3,940,000 shares of its common stock.



    Our audit also included the financial statement schedule of Natrol, Inc. listed in Item 16(b). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                    /s/ ERNST & YOUNG LLP


Woodland Hills, California
July 1, 1998